Exhibit 8.1

Subsidiaries of the Registrant

Name of Company	Place of Incorporation
B I S Ltd.	British Virgin Islands
British American School of Charlotte, L.L.C.	Delaware, USA
British International School Bratislava s.r.o.	Slovakia
British International School Foundation	Hungary
British International School LLC	Abu Dhabi, UAE
British School of Beijing	China
British School of Boston, L.L.C.	Delaware, USA
British School of Chicago, L.L.C.	Delaware, USA
British School of Guangzhou	China
British School of Houston, L.P.	Texas, USA
British School of Washington, L.L.C.	Delaware, USA
British Schools of America, LLC	Delaware, USA
British Schools of Texas, L.L.C.	Delaware, USA
BSA Resource Solutions, LLC	Delaware, USA
BSG Limited	Hong Kong
BST Holding, L.L.C.	Delaware, USA
Camplife, Ltd.	Florida, USA
Chengdu Sterling Educational Consulting Ltd.	China
Collège Alpin Beau-Soleil SA	Switzerland
Collège Champittet SA	Switzerland
Collège du Léman Sàrl	Switzerland
Collegiate Prep Realty, LLC	Delaware, USA
Dover Court International School (Pte.) Ltd.	Singapore
Education Overseas Qatar L.L.C.	Qatar
EEE Enterprise Limited	British Virgin Islands
English International School Prague, s.r.o.	Czech Republic
Fieldwork Education Limited	UK
Guangzhou Yingkai Investment & Consulting Co., Ltd.	China
Instituto de Desarrollo Educacion y Aprendizaje, S.C.	Mexico
International College Spain, S.A.U.	Spain
KG (Beijing) Investment Consultant Co., Ltd.	China
KG Investments Limited	Jersey, Channel Islands
La Côte International School SA	Switzerland
Meritas (Gibraltar) Holdings Limited	Gibraltar
MERITAS CH SARL	Switzerland
Meritas Luxembourg Holding S.à r.l.	Luxembourg
Meritas Malta Holdings Limited	Malta
Meritas México, S. de R.L. de C.V.	Mexico
Meritas MX, LLC	Florida, USA
NA Schools Limited	UK
NAE (Chengdu Holdings) Ltd.	Cayman Islands
NAE Chengdu Holdings Limited	Hong Kong
NAE HK Holdings Limited	Hong Kong
NAE Hong Kong Limited	Hong Kong
Neptune Education Holdings Limited	Hong Kong
Nord Anglia (Beijing) Consulting Limited	China
Nord Anglia (Shanghai) Business and Information Consulting Co., Ltd.	China
Nord Anglia Education (UK) Holdings plc	UK
Nord Anglia Education Finance LLC	Delaware, USA
Nord Anglia Education Limited	UK
Nord Anglia International School L.L.C	Dubai, UAE
Nord Anglia International School, Hong Kong Limited	Hong Kong
Nord Anglia Middle East Holding S.P.C	Bahrain
Nord Anglia Middle East Holding S.P.C (Abu Dhabi Branch)	N/A
Nord Anglia School (Hong Kong) Limited	Hong Kong

Nord International Schools Limited	UK
North Broward Preparatory Schools, LLC	Florida, USA
Northbridge International School (Cambodia) Limited	Cambodia
Oasis Development Management Limited	British Virgin Islands
Regent Pattaya Campus Management Co., Ltd.	Thailand
Rice Education Hong Kong Limited	Hong Kong
Saint Andrews International School Sukhumvit Campus Co., Ltd.	Thailand
Saturn Education Holdings Limited	Abu Dhabi Global Market, UAE
The British International School Company Limited	Vietnam
The British International School, Shanghai	China
The British School Sp. z o.o.	Poland
The Léman International School — Chengdu	China
Thien Huong Education Joint Stock Company	Vietnam
Thien Huong Investment Company Limited	Vietnam
Uma Education Holdings Limited	British Virgin Islands
Uma Education Hong Kong Limited	Hong Kong
Viking C Corporation	Delaware, USA
Viking Holdco, Inc.	Delaware, USA
Viking Holding Company, LLC	Delaware, USA
Village Real Estate LLC	Texas, USA
WCL Academy of New York LLC	Delaware, USA
WCL Holdco Limited	UK
WCL School Management Services Limited	UK